EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO §906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Annual Report on Form 10-K of CVR Refining, LP, a Delaware limited partnership (the "Partnership"), for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of CVR Refining GP, LLC, the general partner of the Partnership, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

Date: February 26, 2014	By:	/s/ JOHN J. LIPINSKI
John J. Lipinski Chief Executive Officer of CVR Refining GP, LLC, the general partner of CVR Refining, LP

By:	/s/ SUSAN M. BALL
Susan M. Ball Chief Financial Officer of CVR Refining GP, LLC, the general partner of CVR Refining, LP